Exhibit 10(a)

51 West 52nd Street
New York, NY 10019

Lawrence P. Tu
c/o CBS Corporation
51 West 52nd Street
New York, NY 10019

Dear Larry:	April 25, 2018

Reference is made to your employment agreement with CBS Corporation (“CBS”), dated as of June 1, 2017 (the “Agreement”). All defined terms used without definitions shall have the meanings provided in the Agreement. This letter, when fully executed below, shall amend the Agreement as follows:

1.    Paragraphs 7(k)(i)(C) and 7(k)(i)(D) of the Agreement shall be amended by deleting the references therein to “Effective Date” and replacing it with “January 1, 2014.”

2.    This letter may be executed in one or more counterparts, including by facsimile, and all of the counterparts shall constitute one fully executed agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

3.    Except as otherwise provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

If the foregoing correctly sets forth our understanding, please sign, date, and return this letter to the undersigned for execution on behalf of CBS; after this letter has been executed by CBS and a fully-executed copy returned to you, it shall constitute a binding amendment to the Agreement.

Very truly yours,
CBS CORPORATION

		By:	/s/ Anthony Ambrosio
Anthony G. Ambrosio
ACCEPTED AND AGREED:			Senior Executive Vice President,
Chief Administrative Officer &
Chief Human Resources Officer
/s/ Lawrence P. Tu
Lawrence P. Tu

Dated:	4/25/18